EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of TOSCO Corporation on Form S-3 (File No. 333-________) of our report dated February 28, 1997, on our audits of the consolidated financial statements and financial statement schedule of Tosco Corporation as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is included in this Annual Report on Form 10-K. We also consenst to the reference to our firm under the caption "Expert".

                                   Coopers & Lybrand L.L.P.

San Francisco, California
March 12, 1997